UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 26, 2010

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)            (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Credit Agreement

On March 26, 2010, Select Comfort Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent and Letter of Credit Issuer.  The Company also entered into various ancillary agreements related to the Credit Agreement.  The Credit Agreement provides for a $20 million secured revolving credit facility for working capital and general corporate purposes.  Up to $10 million of the new revolving credit facility is available for issuances of letters of credit.  The credit facility under the Credit Agreement matures on July 1, 2012.

Under the Credit Agreement, the Company will pay commitment fees equal to 0.50% per year on the unused portion of the revolving credit facility.  In addition, for each outstanding standby letter of credit under the Credit Agreement, the Company will pay a letter of credit fee at a per annum rate equal to 2.50% on the undrawn amount of each outstanding letter of credit.

The borrowings under the credit facility will, at the Company’s request, be classified as either LIBOR Loans or ABR Loans (both as defined in the Credit Agreement).  The rate of interest payable by the Company in respect of loans outstanding under the revolving credit facility is (i) with respect to LIBOR Loans, the Adjusted LIBO Rate (as defined in the Credit Agreement) for the interest period then in effect plus 3.00%, or (ii) with respect to ABR Loans, the Adjusted Base Rate (as defined in the Credit Agreement) then in effect plus 0.50%.

The Credit Agreement requires the Company to comply with, among other things, minimum fixed charge coverage ratios, maximum capital expenditure limits, minimum net worth requirements, and maintenance of an aggregate principal balance of zero under the revolving credit facility for a period of not less than 30 consecutive days in each fiscal year of the Company.  Events of default under the Credit Agreement include, among other things, payment defaults, breaches of representations, warranties or covenants, defaults under material indebtedness, certain events of bankruptcy or insolvency, judgment defaults, certain defaults or events relating to employee benefit plans or a change in control of the Company.  The events of default would permit the lenders to terminate commitments and accelerate the maturity of borrowings under the credit facility and cash collateralize any letters of credit if not cured within applicable grace periods.

The new revolving credit facility under the Credit Agreement is secured by a first priority security interest in the Company’s personal property assets and those of its domestic subsidiaries.

Please refer to Item 1.02 of this Current Report on Form 8-K for a discussion of the prior commercial financial relationship between the Company and a syndicate of lenders, including Wells Fargo Bank, National Association.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the complete terms of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On March 26, 2010, in connection with the Company’s entry into the Credit Agreement described above, the Company terminated the Amended and Restated Credit Agreement (the “Prior Credit Agreement”) dated November 13, 2009 among the Company, JPMorgan Chase Bank, National

Association, as Administrative Agent and as Collateral Agent, Bank of America, N.A., as Syndication Agent, and JPMorgan Chase Bank, National Association, Bank of America, N.A., Citicorp USA, Inc., Wells Fargo Bank, National Association and Branch Banking and Trust Co., as Lenders.  The maturity date under Prior Credit Agreement was June 30, 2011.

The initial aggregate commitment amount under the Prior Credit Agreement was $55 million, which included up to $10 million available for issuances of letters of credit.  The Prior Credit Agreement provided for automatic reduction of the aggregate commitments of the Lenders on the dates and to the corresponding amounts as set forth in the table below:

Date of Reduction	New Amount of Aggregate Commitments
December 31, 2009	$50,000,000
January 31, 2010	$40,000,000
March 31, 2010	$35,000,000
December 31, 2010	$20,000,000

The Prior Credit Agreement also required the Company to make prepayments equal to certain percentages of funds received (and in some cases only above certain thresholds of funds received) from asset dispositions, equity and debt issuances, insurance and condemnation proceeds, the incurrence of additional subordinated indebtedness, tax refunds, and other extraordinary receipts.

The Company was required to pay the Lenders a facility fee equal to 1.00% per annum on the amount of the commitments of the Lenders, whether used or unused.  The Company was also required to pay the Lenders a quarterly commitment fee on the amount of the commitments of the Lenders, whether used or unused, at the rate set forth below for each quarterly payment:

Quarterly Fee Payment Date	Rate
12/31/09	0.50%
3/31/10	0.75%
6/30/10	1.00%
9/30/10	1.25%
12/31/10	1.50%
3/31/11	1.75%
6/30/11	2.00%

The rate of interest payable by the Company to the Lenders in respect of loans outstanding under the Prior Credit Agreement was either (i) the Adjusted LIBO Rate for the interest period then in effect plus the Applicable Rate (as set forth in the table below), or (ii) the Alternate Base Rate (as defined in the Prior Credit Agreement) then in effect plus the Applicable Rate (as set forth in the table below):

Period	Applicable Rate
	ABR	LIBOR
Effective Date – 6/29/10	4.50%	5.50%
6/30/10 – 12/30/10	6.50%	7.50%
12/31/10 and thereafter	8.50%	9.50%

The borrowings under the Prior Credit Agreement were secured by a first priority security interest in the Company’s assets and those of its domestic subsidiaries.

Please refer to the information under Item 1.01 of this current Report on Form 8-K for a discussion of the relationship between the Company and Wells Fargo Bank, National Association pursuant to the Credit Agreement.

The Company had no borrowings under the Prior Credit Agreement at the time of its termination.  No material early termination penalties were incurred by the Company or any of its subsidiaries as a result of the termination.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by this Item 2.03 is set forth under the heading “Credit Agreement” in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 7.01  REGULATION FD DISCLOSURE.

On March 29, 2010, the Company issued a press release announcing the execution of the new Credit Agreement described above.  The press release is attached hereto as Exhibit 99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Credit Agreement, dated March 26, 2010, by and among Select Comfort Corporation and Wells Fargo Bank, National Association

99.1	Press Release dated March 29, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: March 29, 2010	By: /s/ Mark A. Kimball
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.                                Description

10.1	Credit Agreement, dated March 26, 2010, by and among Select Comfort Corporation and Wells Fargo Bank, National Association

99.1	Press Release dated March 29, 2010